UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 19, 2019

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PLYM	NYSE American
7.50% Series A Cumulative Redeemable Preferred Stock,	PLYM-PrA	NYSE American
par value $0.01 per share

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensation Arrangements of Certain Officers

(e)       Executive Compensation Arrangements

Employment Agreements

On June 19, 2019, Plymouth Industrial REIT, Inc., (the “Company”) entered into amended and restated employment agreements with each of Jeffrey E. Witherell, Pendleton P. White, Jr. and Daniel C. Wright (collectively the “Employment Agreements”). The new Employment Agreements extend the employment terms of these officers to December 31, 2023 and are otherwise consistent with the employment agreements executed in April 2017. The following is a summary of the material terms of the Employment Agreements.

Under the Employment Agreements, Mr. Witherell serves as Chief Executive Officer of the Company, Mr. White serves as President and Chief Investment Officer of the Company and Mr. Wright serves as Executive Vice President and Chief Financial Officer of the Company. Each will report directly to the Company’s Board of Directors. The initial term of the Employment Agreements will end on December 31, 2023. On that date, and on each subsequent one-year anniversary of such date, the term of the Employment Agreements will automatically be extended for one year, unless earlier terminated. Pursuant to the Employment Agreements, during the terms of Messrs. Witherell’s and White’s employment, the Company will nominate each for election as a director.

Under the Employment Agreements, Messrs. Witherell, White and Wright receive initial annual base salaries of $300,000, $250,000 and $200,000, respectively, which are subject to increase at the discretion of the Company’s compensation committee. In addition, each of Messrs. Witherell, White and Wright will be eligible to receive an annual discretionary cash performance bonus targeted at 100% of the executive’s then-current annual base salary. The actual amount of any such bonuses will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the Company’s compensation committee. In addition, beginning in calendar year 2019 and for each calendar year thereafter, Messrs. Witherell, White and Wright will each be eligible to receive an annual equity award, as determined by the Company’s compensation committee in its sole discretion.

Pursuant to the terms of the Employment Agreements, if Mr. Witherell’s, Mr. White’s or Mr. Wright’s employment is terminated by the Company without “cause,” by the executive for “good reason” (each as defined in the applicable Employment Agreement) or because the Company elects not to renew the term of the Employment Agreement then, in addition to any accrued amounts, the executive will be entitled to receive the following: an amount, payable over a 12-month period, equal to (a) three times with respect to Mr. Witherell and (b) two times with respect to Messrs. White and Wright the sum of (l) the executive’s annual base salary then in effect, (2) the average annual bonus earned by the executive for the two prior fiscal years (substituting target bonus in the average for any fiscal year not yet completed if fewer than two fiscal years have been completed) and (3) the average value of any annual equity awards(s) made to the executive during the prior two fiscal years; accelerated vesting of all outstanding equity awards held by the executive as of the termination date; and Company-paid continuation healthcare coverage for 18 months after the termination date.

Change in Control Agreements

On June 19, 2019, the Company also entered into Change in Control Severance Agreements with each of Messrs. Witherell, White and Wright (collectively, the “Change in Control Agreements”).  Each Change in Control Agreement provides that in the event the executive’s employment is terminated other than for “cause” or if the executive resigns for “good reason” (each as defined in the applicable Change in Control Agreement) following a change in control of the Company (or prior to, but in anticipation, of a change in control of the Company), the executive will be entitled to certain severance benefits, consisting of the following: an amount equal to (a) two and a half times with respect to Mr. Witherell and (b) two times with respect to Messrs. White and Wright the sum of (l) the executive’s annual base salary then in effect, (2) the average annual bonus earned by the executive for the two prior fiscal years (substituting target bonus in the average for any fiscal year not yet completed if fewer than two fiscal years have been completed) and (3) the average value of any annual equity awards(s) made to the executive during the prior two fiscal years; accelerated vesting of all outstanding equity awards held by the executive as of the termination date; and Company-paid continuation healthcare coverage for 18 months after the termination date. The term of each Change in Control Agreement is for a period of three years and will be automatically renewed for additional one-year periods.  The Change in Control Agreements are designed to both retain the services of the executives during the change in control process and to assure that the executives’ interests are closely aligned with the interests of the Company’s stockholders.

The foregoing discussion is a summary of the Employment Agreements and the Change in Control Agreements and is qualified in its entirety by the terms of the Employment Agreements and Change in Control Agreements, copies of which are filed as and Exhibits 10.1 through 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of June 19, 2019, by and between Plymouth Industrial REIT, Inc. and Jeffrey E. Witherell
10.2	Amended and Restated Employment Agreement, dated as of June 19, 2019, by and between Plymouth Industrial REIT, Inc. and Pendleton P. White, Jr.
10.3	Amended and Restated Employment Agreement, dated as of June 19, 2019, by and between Plymouth Industrial REIT, Inc. and Daniel C. Wright
10.4	Change in Control Severance Agreement, dated as of June 19, 2019, by and between Plymouth Industrial REIT, Inc. and Jeffrey E. Witherell
10.5	Change in Control Severance Agreement, dated as of June 19, 2019, by and between Plymouth Industrial REIT, Inc. and Pendleton P. White, Jr.
10.6	Change in Control Severance Agreement, dated as of June 19, 2019, by and between Plymouth Industrial REIT, Inc. and Daniel C. Wright

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: June 21, 2019	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer